Exhibit 10.2

AMENDMENT TO THE

LIGAND PHARMACEUTICALS INCORPORATED

2022 EMPLOYMENT INDUCEMENT PLAN

THIS AMENDMENT TO THE LIGAND PHARMACEUTICALS INCORPORATED 2022 EMPLOYMENT INDUCEMENT PLAN (this “Amendment”), effective as of January 30, 2024, is made and adopted by Ligand Pharmaceuticals Incorporated, a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company maintains the Ligand Pharmaceuticals Incorporated 2022 Employment Inducement Plan (as amended from time to time, the “Plan”); and

WHEREAS, pursuant to Article Six, Section III of the Plan, the Plan may be amended by the Board of Directors of the Company (the “Board”) at any time.

NOW, THEREFORE, in consideration of the foregoing, the Board hereby amends the Plan as follows:

1.	Section Article One, Section V.A of the Plan is hereby amended and restated in its entirety to read as follows:

“Subject to adjustment pursuant to this Section V, the number of shares of Common Stock which may be issued or transferred pursuant to Awards under the Plan is 525,000 shares.”

2.	This Amendment shall be and is hereby incorporated in and forms a part of the Plan.

3.	Except as expressly provided herein, all other terms and provisions of the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, I hereby certify that this Amendment was duly adopted by the Board of Directors of Ligand Pharmaceuticals Incorporated on January 30, 2024.

Ligand Pharmaceuticals Incorporated

By:	/s/ Andrew Reardon
Andrew Reardon
Chief Legal Officer and Secretary

Date: January 30, 2024